UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Trading Symbol(s) Name of each exchange on which registered

Securities registered pursuant to Section 12(b) of the Act:	None
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2025, Graybar Electric Company, Inc. (“Graybar” or the “Company”), and Graybar Canada Limited, its Canadian operating subsidiary (“Graybar Canada”), amended and extended their unsecured, five-year $750 million committed revolving credit agreement (the “Revolving Credit Facility”) pursuant to the terms and conditions of a Sixth Amendment to Credit Agreement, dated as of June 27, 2025 (the “Amended Credit Agreement”), by and among Graybar, as parent borrower, Graybar Canada Limited, as a borrower, the guarantors named therein, the lenders party thereto, Bank of America, N.A. as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer and Bank of America, N.A., acting through its Canada Branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.  The Amended Credit Agreement includes a combined letter of credit sub-facility of up to $35 million, a U.S. swing-line loan facility of up to $75 million, and a Canadian swing-line facility of up to $20 million. The Amended Credit Agreement includes a $100 million sublimit (in U.S. or Canadian dollars) for borrowings by Graybar Canada.  The Revolving Credit Facility contains an accordion feature, which allows Graybar to request increases in the aggregate borrowing commitments or incremental term loans of up to $375 million.

Interest on the Company’s borrowings under the Revolving Credit Facility will be based on, at the borrower’s election, either (A) (i) the base rate (as defined in the Amended Credit Agreement), or (ii) term SOFR (as defined in the Amended Credit Agreement, in the case of U.S. dollar-denominated borrowings) or (B) (i) the base rate (as defined in the Amended Credit Agreement) or (ii) term CORRA (as defined in the Amended Credit Agreement, in the case of Graybar Canada as borrower with respect to Canadian dollar-denominated borrowings), in each case plus an applicable margin, as determined by the pricing grid set forth in the Amended Credit Agreement.  In connection with such a borrowing, the applicable borrower will also select the term of the loan, up to six months, or automatically renew with the consent of the lenders.  Swing line loans, which are daily loans, will bear interest at a rate based on, at the borrower’s election, either (i) the base rate or (ii) term SOFR (or term CORRA, in the case of Graybar Canada with respect to Canadian dollar-denominated borrowings).  In addition to interest payments, there are certain fees and obligations associated with borrowings, swing-line loans, letters of credit, term loans and other administrative matters.

The five-year Amended Credit Agreement matures in June 2030.  Borrowings of Graybar Canada may be in U.S. Dollars or Canadian Dollars.  The obligations of Graybar Canada are secured by the guaranty of Graybar, GBE Sub, LLC and any material domestic subsidiaries of Graybar (as defined).  Under no circumstances will Graybar Canada use its borrowings to benefit Graybar or its operations, including without limitation to repay any of Graybar’s obligations under the facility.

The Amended Credit Agreement provides for a quarterly facility fee ranging from 0.25% to 0.4% per annum, subject to adjustment based upon the consolidated leverage ratio for a fiscal quarter, and letter of credit fees ranging from 1.00% to 1.60% per annum payable quarterly, subject to such adjustment. Borrowings can be either base rate loans plus a margin ranging from 0.00% to 0.60% or term SOFR, term CORRA, SOFR daily floating rate, or daily simple CORRA rate loans plus a margin ranging from 1.00% to 1.60%, subject to adjustment based upon the consolidated leverage ratio.  Availability under the Amended Credit Agreement is subject to the accuracy of representations and warranties and absence of a default and, in the case of Canadian borrowings denominated in Canadian dollars, the absence of a material adverse change in the national or international financial markets, which would make it impracticable to lend Canadian dollars.

The Amended Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on Graybar and all but certain of our subsidiaries with respect to indebtedness (with specified, limited exceptions), liens, changes in the nature of our business, investments, mergers and acquisitions, issuance of equity securities, dispositions of assets and dissolution of certain subsidiaries, transactions with affiliates, as well as securitizations and transactions with sanctioned parties or in violation of certain US or Canadian anti-corruption and anti-money laundering laws.  There are also maximum leverage ratio and minimum interest coverage ratio financial covenants to which the Company will be subject during the term of the Amended Credit Agreement.

The Amended Credit Agreement also provides for customary events of default, including a failure to pay principal, interest or fees when due, failure to comply with covenants, the fact that any representation or warranty made by any of the credit parties is materially incorrect, failure to comply with covenants, the occurrence of an event of default under certain other indebtedness of Graybar and its subsidiaries, the commencement of certain insolvency or receivership events affecting any of the credit parties, certain actions under ERISA and the occurrence of a change in control of any of the credit parties (subject to certain permitted transactions as described in the Amended Credit Agreement).  Upon the occurrence of an event of default, the commitments of the lenders may be terminated and all outstanding obligations of the credit parties under the Amended Credit Agreement may be declared immediately due and payable.

Certain parties to the Amended Credit Agreement and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

The descriptions of the Amended Credit Agreement do not purport to be complete and are qualified in their entirety by the full text of the agreement, which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2025.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On June 30, 2025, Graybar issued a press release announcing the entry into the Amended Credit Agreement. The full text of the press release is attached hereto as Exhibit 99 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01        Financial Statements and Exhibits

99 Press release dated June 30, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date:June 30, 2025	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel